SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 3, 1998



                       SOUTHERN CALIFORNIA EDISON COMPANY
             (Exact name of registrant as specified in its charter)



            CALIFORNIA                      001-2313             95-1240335
(State of principal jurisdiction of     (Commission file      (I.R.S. employer
  incorporation of organization)             number)         identification no.)



                            2244 Walnut Grove Avenue
                                 (P.O. Box 800)
                           Rosemead, California 91770
          (Address of principal executive offices, including zip code)

                                  626-302-1212
              (Registrant's telephone number, including area code)

Items 1 through 4, 6, and 8 through 9 are not included because they are not applicable.

Item 5.  Other Events

California Proposition 9

         On November 3, 1998, California voters rejected the voter initiative designated as Proposition 9. Approximately 73 percent of the total votes cast were voted against the proposition. Proposition 9 would have amended California's electric restructuring legislation so as, among other things, to restrict the recovery of certain utility investments and prohibit the collection of customer charges for the payment of rate reduction certificates.

         Harvey Rosenfield of Californians against Utility Taxes (CUT), one of the principal backers of Proposition 9, has been quoted in the press as saying that supporters of Proposition 9 may consider filing a lawsuit to challenge the use of customer-financed bonds or prevent customers from being billed for the $6 billion of rate reduction certificates issued in California. The registrant is unable to predict whether or when any parties will file lawsuits or take other actions to accomplish the objectives of Proposition 9, or the outcome if they do so.

         This matter was previously discussed in Part II, Item 1 of the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.  Not applicable

(b)      Pro Forma Financial Information.  Not applicable

(c)      Exhibits.  None

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               SOUTHERN CALIFORNIA EDISON COMPANY
                                          (Registrant)



                                       KENNETH S. STEWART
                               -----------------------------------
                                       KENNETH S. STEWART
                                    Assistant General Counsel


November 13, 1998